EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 29, 2005, in Post Effective Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-120174) and the related Prospectus of Zone4Play Inc. for the registration of 16,448,630 shares of its common stock.


                                       /s/ Kost, Forer, Gabbay & Kassierer
                                       -----------------------------------
                                         Kost, Forer, Gabbay & Kassierer
                                        A Member of Ernst & Young Global
Tel-Aviv, Israel
May 26, 2005